(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	November 17, 2016
(630) 906-5484

Old Second Bancorp, Inc. Investor Presentation

AURORA, IL, – Old Second Bancorp, Inc. (“Old Second”) (NASDAQ: OSBC), announced:

•	That the Company’s management is scheduled to attend the Sandler O’Neill and Partners, L.P. East Coast Financial Services conference on November 17, 2016.

Investors may access the presentation made at the meeting under the Investor Relations section of Old Second’s website (www.oldsecond.com).

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its main headquarters located in Aurora, Illinois.  The Company is the holding company of Old Second National Bank (the “Bank”), a national banking organization headquartered in Aurora, Illinois that provides commercial and retail banking services, as well as a full complement of trust and wealth management services.  The Company has offices located in Cook, Kane, Kendall, DeKalb, DuPage, LaSalle and Will counties in Illinois.